Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM F-1

(Form Type)

MAREX GROUP PLC

(Exact Name of Registrant as Specified in its Articles of Association)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Senior Notes due nine months or more from date of issue (the “Senior Notes”)	Rule 457(o)	$100,000,000	100%(2)	$100,000,000	$153.10 per $1,000,000	$15,310

Carry Forward Securities

Carry Forward Securities	N/A		N/A	N/A	N/A	N/A

	Total Offering Amounts						$100,000,000

	Total Fees Previously Paid						$0

	Total Fee Offsets						$0

	Net Fee Due						$15,310(3)
(1)

Represents only the $100,000,000 in additional aggregate principal amount of Senior Notes being registered. Does not include the Senior Notes that the registrant previously registered on the Registration Statement on Form F-1 (File No. 333-282656) filed on October 15, 2024, as amended by Amendment No. 1 thereto filed on October 22, 2024 (as amended, the “Prior Registration Statement”).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The Senior Notes will be issued in minimum denominations of $1,000 in principal amount, increased in integral multiples of $1,000 in principal amount.

(3)

The registrant previously registered Senior Notes on the Prior Registration Statement having a maximum principal amount of $600,000,000. The Prior Registration Statement was declared effective by the Securities and Exchange Commission on October 28, 2024. In accordance with Rule 462(b) under the Securities Act, an additional amount of Senior Notes having a proposed maximum aggregate principal amount of $100,000,000 is hereby registered.